UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________

FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2018
_________________________

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 SW Fifth Ave, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lattice Semiconductor Corporation Amended 2013 Incentive Plan

On May 4, 2018, the stockholders of Lattice Semiconductor Corporation (the “Company”) approved the Lattice Semiconductor Corporation amended 2013 Incentive Plan (the “Amended 2013 Plan”) at the annual meeting of stockholders (the “Annual Meeting”). The Amended 2013 Plan was previously approved by the Board, upon recommendation by the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting.

The 2013 Incentive Plan was amended to increase by 4,600,000 shares (from 14,040,000 shares to 18,640,000 shares) the number of shares of our common stock available for issuance under the Plan. Unless sooner terminated by the Board or the Committee, the Amended 2013 Plan will terminate on May 1, 2023. A detailed summary of the Amended 2013 Plan can be found on pages 37-44 of the Company’s definitive Proxy Statement on Schedule 14A filed on April 10, 2018, which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 Plan, which was attached as Annex A to such definitive Proxy Statement and is incorporated herein by reference.

Lattice Semiconductor Corporation Amended 2011 Non-Employee Director Equity Incentive Plan

On May 4, 2018, the stockholders of the Company approved the Lattice Semiconductor Corporation amended 2011 Non-Employee Director Equity Incentive Plan (the “Amended Director Plan”) at the Annual Meeting. The Amended Director Plan was previously approved by the Board, upon recommendation by the Committee, subject to stockholder approval at the Annual Meeting.

The 2011 Non-Employee Director Equity Incentive Plan was amended to increase by 300,000 shares (from 1,710,000 shares to 2,010,000 shares) the number of shares of common stock available for issuance under the Amended Director Plan. Unless sooner terminated by the Board or the Committee, the Amended Director Plan will terminate on May 3, 2021. A detailed summary of the Amended Director Plan can be found on pages 45-48 of the Company’s definitive Proxy Statement on Schedule 14A filed on April 10, 2018, which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Director Plan, which was attached as Annex B to such definitive Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held the Annual Meeting on Friday, May 4, 2018, in Portland, Oregon. Stockholders representing 114,743,312 shares, or 92.38%, of the outstanding shares as of the March 9, 2018 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1: Election of Directors

Our board of directors is currently comprised of eight members. Each of the eight nominees for director was elected for a term of one year, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Robin A. Abrams	100,792,562	1,086,853	12,863,897
Brian M. Beattie	101,333,437	545,978	12,863,897
John Bourgoin	98,928,529	2,950,886	12,863,897
Mark E. Jensen	101,336,337	543,078	12,863,897
James P. Lederer	101,330,062	549,353	12,863,897
John E. Major	96,865,281	5,014,134	12,863,897
Krishna Rangasayee	101,332,807	546,608	12,863,897
D. Jeffrey Richardson	100,914,594	964,821	12,863,897

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company's named executive officers was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
99,355,933	1,711,609	811,873	12,863,897

Proposal 3: Approval of the Amended Lattice Semiconductor Corporation 2013 Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
91,497,925	9,589,850	791,640	12,863,897

Proposal 4: Approval of the Amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
66,459,947	34,618,868	800,600	12,863,897

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2018 was approved, and the voting results are set forth below:

For	Against	Abstain
114,272,737	396,121	74,454

Item 8.01 Other Events.

On May 4, 2018, at a meeting of the board of directors (the “Board”), the Board appointed D. Jeffrey Richardson as Chair of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: May 9, 2018	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel